EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                                               State of
                                                                                                           Incorporation or
                                                                                      Percent of           Organization of
          Parent                                    Subsidiary                         Ownership          Parent/Subsidiary
          ------                                    ----------                         ---------          -----------------
Hudson River Bancorp, Inc.                   Hudson River Bank & Trust                  100%              Delaware/New York
                                             Company

Hudson River Bancorp, Inc.                   C. W. Bostwick, Inc.                       76.3%             Delaware/NewYork

Hudson River Bank & Trust Company            Hudson City Associates, Inc.               100%                   New York

Hudson River Bank & Trust Company            Hudson River Mortgage                      100%                   New York
                                             Corporation

Hudson River Bank & Trust Company            Hudson River Funding Corp.                 99.9%                  New York

Hudson River Bank & Trust Company            Hudson City Centre, Inc.                   100%                   New York

Hudson River Bank & Trust Company            SSLA Services Corp.                        100%                   New York

Hudson River Bank & Trust Company            Hudson River Financial Services, Inc.      100%                   New York

Hudson River Bank & Trust Company            ASB Insurance Agency                       100%                   New York

Hudson River Bank & Trust Company            Mohawk Valley Realty Corp.                 99.9%                  New York

Hudson River Bank & Trust Company            Cohoes Realty, Inc.                        99.9%                  New York

Hudson River Bank & Trust Company            CSB Funding, Inc.                          100%                   New York

Hudson River Bank & Trust Company            HRBT Services Corp.                        100%                   New York

Hudson River Bank & Trust Company            MCB Title Agency, Inc.                     100%                   New York

Hudson River Bank & Trust Company            19 Front Street, Inc.                      100%                   New York
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